UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2009

CLEAR-LITE HOLDINGS, INC.
(Exact Name Of Registrant As Specified In Charter)

Nevada	000-52877	20-8257363
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

102 NE 2nd Street PMB 400 Boca Raton, Florida 33432
(Address of Principal Executive Offices)

(561) 544-6966
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Copies to:
Joseph M. Lucosky, Esq.
Anslow & Jaclin, LLP
195 Rt. 9 South, 2nd Floor
Manalapan, NJ, 07726
Tel No.: (732) 409-1212
Fax No.: (732) 577-1188

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 3, 2009, the Board of Directors of Clear-Lite Holdings, Inc., (the “Company”) appointed David Briones as the Company’s Chief Financial Officer.

David Briones, age 33, Mr. Briones currently manages the Public Company and Hedge Fund practices at Bartolomei Pucciarelli, LLC (“BP”).  Within that capacity, Mr. Briones performs audit services, outsourced CFO functions, and/or consults clients through SEC comment periods particularly through application of complex accounting principles for a public company client base.  BP is a registered firm with the Public Company Accounting Oversight Board.  BP is an independent member of the BDO Seidman Alliance.  Prior to joining BP, Mr. Briones was an auditor with PricewaterhouseCoopers LLP in New York, New York.  Mr. Briones specialized in the financial services group, and most notably worked for the MONY Group, Prudential Financial, And MetLife initial public offerings.  Mr. Briones has a Bachelor of Science in Accounting from Fairfield University, Fairfield, Connecticut.

Family Relationships

There is no family relationship between David Briones and any of the Company’s directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Employment Agreement

Pursuant to a two year employment agreement, dated August 3, 2009 (the “Employment Agreement”), Mr. Briones was appointed as the Company’s Chief Financial Officer and Principal Financial Officer. The Employment Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

The Company also has a consulting agreement with Bartolomei Pucciarelli, LLC, a related party to Mr. Briones, to provide accounting and tax services pursuant to which Mr. Briones will receive a total of 300,000 of our common shares, 100,000 immediately followed by 25,000 per quarter over a two year time period.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 David Briones Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

CLEAR-LITE HOLDINGS, INC.

Date: August 6, 2009	By:	/s/ Thomas J. Irvine
Thomas J. Irvine
Chief Executive Officer